UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2022

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of theSecurities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2022, the Board of Directors (the “Board”) of The GEO Group, Inc. (the “Company” or “GEO”), having received the recommendation of the Nominating and Corporate Governance Committee, approved the expansion of the size of the Board from nine to ten members and appointed Dr. Thomas C. Bartzokis to the Board effective January 21, 2022. Dr. Bartzokis will serve as a director of GEO for a term expiring at the 2022 Annual Meeting of Shareholders, at which time his continued service on the Board of Directors will be subject to renomination and shareholder approval. The appointment of Dr. Bartzokis was not pursuant to any arrangement or understanding between him and any other person. Dr. Bartzokis has also been appointed as a member of the Corporate Planning Committee, the Independent Committee and the Criminal Justice Rehabilitation and Human Rights Committee.

Dr. Bartzokis has over 30 years’ experience in the medical field, specializing in cardiology. Dr. Bartzokis has served as Managing Member of Bartzokis, Rubenstein & Servoss, MD, PL, a cardiology medical practice, since 2011. Prior to that, Dr. Bartzokis served as a member of other medical practices from 1993-2011. Dr. Bartzokis received a Bachelor of Arts degree from Harvard University and a Medical Degree from Harvard Medical School. Dr. Bartzokis did his residency training at New England Deaconess Hospital and his post-graduate training at Stanford University Medical Center.

Dr. Bartzokis will be compensated in accordance with the Company’s previously disclosed compensation programs for directors who are not employees as described in the Proxy Statement on Schedule 14A for the Company’s 2021 Annual Meeting of Shareholders and as may be amended in the future.

There are no related party transactions between the Company and Dr. Bartzokis as described in Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended Bylaws

On January 21, 2022, the Board having received the recommendation of the Nominating and Corporate Governance Committee, approved an increase to the number of directors which constitute the whole Board from nine directors to ten directors. The effect of the approval is an amendment to Article V, Section 1 of the Company’s Third Amended and Restated Bylaws.

Excerpts from the resolutions adopted by the Board to amend the Company’s Third Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amendment to the Third Amended and Restated Bylaws of The GEO Group, Inc., effective January 21, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

January 27, 2022	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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